Exhibit 10.2
                                     FORM OF
                      THE FIRST NATIONAL BANK OF LITCHFIELD
                                  AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                    EXECUTIVE INCENTIVE RETIREMENT AGREEMENT

         THIS AMENDMENT (this "Amendment") to the FIRST AMENDMENT AND RESTATEMENT to the EXECUTIVE INCENTIVE RETIREMENT AGREEMENT dated the 20th day of November, 2008 (the "Agreement") is made this __th day of __________, 2009 by and between The First National Bank of Litchfield, a national bank, located in Litchfield, Connecticut, (the "Company"), and ________________ (the "Executive").

         WHEREAS, First Litchfield Financial Corporation, the holding company for the Company (the "Holding Company") has participated in the Capital Purchase Program of the Troubled Assets Relief Program ("TARP") of the United States Department of the Treasury (the "Treasury");

         WHEREAS, the American Recovery and Reinvestment Act of 2009 (the "2009 Act") amended Section 111 of the Emergency Economic Stabilization Act of 2008 (the "2008 Act") to provide that any "TARP recipient [is prohibited from] making any golden parachute payment to [specified] officer[s] and ... employees of the TARP recipient during the period in which any obligation arising from financial assistance provided under the TARP remains outstanding";

         WHEREAS, any payment under the Agreement could be a "golden parachute payment" as defined in Section 111 of the 2009 Act;

         WHEREAS, the Executive may presently be or in the future may be an officer or employee to whom a golden parachute payment may be prohibited under the 2009 Act; and

         WHEREAS, the Holding Company and the Company and the Executive agree that is in the best interests of the Holding Company and the Company for the Corporation to be in compliance with Section 111 of the 2009 Act.

         NOW THEREFORE, to further the above recited corporate objectives, and for other good and valuable consideration, the receipt and adequacy of which each party hereby acknowledges, the Company and the Executive agree to add
Section 10.13 to the Agreement as follows:

         10.13. Compliance with Compensation Standards. Notwithstanding any provision in the Agreement to the contrary, no payment shall be made pursuant to the Agreement which, if made, would violate applicable provisions of the 2008 Act, the 2009 Act or compensation standards or regulations enacted by the Treasury pursuant thereto. For purposes of the Agreement, the Executive shall be deemed to be a person subject to Section 111 of the 2009 Act.

                           (Signatures on next page.)


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       IN WITNESS WHEREOF,  the Executive and a duly authorized  Company officer have signed this Amendment.

EXECUTIVE:                            COMPANY:
                                      The First National Bank of Litchfield


___________________________           By    ___________________________________

                                      Title  __________________________________




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